News Release

Investor Contact:


Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com


Media Contact:

Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com




UNISYS ANNOUNCES THIRD-QUARTER 2015 FINANCIAL RESULTS

BLUE BELL, Pa., October 21, 2015 -- Unisys Corporation (NYSE: UIS) today reported third quarter 2015 results:

* Revenue of $739 million

* Operating profit margin of 1.2 percent; 7.2 percent before restructuring charges of $17 million and pension expense of $27 million

* Diluted loss per share of $0.19

* Non-GAAP diluted earnings per share(1) of $0.67

"Our transformative cost actions are strengthening the company's underlying operating profitability," said Unisys President and CEO Peter Altabef. "These actions, combined with improved offerings and go-to-market capabilities, are enhancing our competitiveness in the market."

SUMMARY OF BUSINESS RESULTS

* Third quarter 2015 revenue of $739 million declined 16 percent year-over-year. Foreign currency fluctuations caused approximately half of this decline. In constant currency(2), Services revenue grew for the third consecutive quarter. Lower Technology revenue, which can vary significantly from quarter-to-quarter based on the timing of license renewals, caused the overall revenue decline in constant currency.

* The third quarter 2015 operating profit margin of 1.2 percent declined year-over-year due principally to lower operating profit in the Technology segment where profitability is highly sensitive to revenue volume, as well as cost reduction charges and higher pension expense. The operating profit margin of
7.2 percent before restructuring charges and pension expense almost doubled sequentially reflecting benefits of the cost saving actions taken by the company.

SERVICES

* The Services segment showed progress in the quarter towards its goals with an increase in order bookings and improvement in profitability. Services bookings were $778 million on strong services contract renewals. This is an increase of 34 percent in bookings as compared to second quarter 2015 and an increase of 42 percent as compared to the third quarter of 2014.

* Services revenue of $656 million declined by 8 percent but increased by 1 percent year-over-year in constant currency and was flat sequentially.

* Services gross profit margin was 17.3 percent, an increase of 1.6 percentage points as compared to the second quarter 2015. This sequential improvement reflects the benefit of our cost reduction actions to increase profitability.

TECHNOLOGY

The Technology segment showed increased sequential profitability despite sequentially lower revenue.

* Third-quarter 2015 Technology revenue of $83 million was down sequentially and year over year reflecting lower ClearPath Forward(TM) revenue.

* Technology gross profit margin increased to 55.0 percent from 43.9 percent in the second quarter 2015. Technology operating profit margin increased to
20.7 percent from 15.6 percent in the second quarter of 2015.

* Technology gross profit margin decreased year over year on lower revenue. Currency fluctuations negatively affected Technology gross profit margin by approximately 450 basis points and operating profit margin by 700 basis points.

CONFERENCE CALL

Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

NON-GAAP INFORMATION

Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and assess operational alternatives. These non-GAAP measures may include constant currency and non-GAAP diluted earnings per share.

Our non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. (See GAAP to non-GAAP reconciliations attached.)

(1) Non-GAAP diluted earnings per share - Unisys recorded pension expense, net of tax, of $26.6 million and $17.9 million during the third quarters of 2015 and 2014, respectively. Unisys recorded a charge, net of tax, of $16.4 million in connection with cost reduction actions during the third quarter of 2015. In an effort to provide investors with a perspective on the company's earnings without these charges, they are excluded from the non-GAAP diluted earnings/loss per share calculations.

(2) Constant currency - The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company's business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

ABOUT UNISYS

Unisys is a global information technology company that works with many of the world's largest companies and government organizations to solve their most pressing IT and business challenges. Unisys specializes in providing integrated, leading-edge solutions to clients in the government, financial services and commercial markets. With more than 20,000 employees serving clients around the world, Unisys offerings include cloud and infrastructure services, application services, security solutions, and high-end server technology. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company's ability to maintain and grow its technology business; the company's ability to improve margins in its services business; the company's ability to drive efficiencies across all of its operations; the company's significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; financial market conditions that may inhibit the company's ability to access capital and credit markets to address its liquidity needs; the company's ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the company's contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company's business and reputation; a significant disruption in the company's IT systems could adversely affect the company's business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the risks of doing business internationally when a significant portion of the company's revenue is derived from international operations; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company's consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

####

RELEASE NO.: 1021/9368

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                           Three Months         Nine Months
                        Ended September 30   Ended September 30
                        ------------------   ------------------
                          2015      2014       2015      2014
                        --------  --------   --------  --------
Revenue
  Services                $656.0    $711.9 * $1,956.5  $2,097.0 *
  Technology                83.2     170.6 *    268.7     353.6 *
                        --------  --------   --------  --------
                           739.2     882.5    2,225.2   2,450.6
Costs and expenses
  Cost of revenue:
    Services               564.7     586.7 *  1,714.7   1,763.9 *
    Technology              33.9      60.9 *    128.6     153.6 *
                        --------  --------   --------  --------
                           598.6     647.6    1,843.3   1,917.5
Selling, general and
  administrative           115.4     138.0      389.6     410.1
Research and development    16.6      20.3       63.2      50.5
                        --------  --------   --------  --------
                           730.6     805.9    2,296.1   2,378.1
                        --------  --------   --------  --------
Operating profit (loss)      8.6      76.6      (70.9)     72.5

Interest expense             3.0       2.3        8.3       6.6
Other income (expense),
  net                        1.7       3.3        8.0      (9.0)
                        --------  --------   --------  --------
Income (loss) before
  income taxes               7.3      77.6      (71.2)     56.9
Provision for income
  taxes                     14.9      26.4       33.3      62.3
                        --------  --------   --------  --------
Consolidated net (loss)
  income                    (7.6)     51.2     (104.5)     (5.4)
Net income attributable
  to noncontrolling
  interests                  2.0       3.4        6.5       9.7
                        --------  --------   --------  --------
Net (loss) income  attributable
  to Unisys Corporation     (9.6)     47.8     (111.0)    (15.1)
Preferred stock dividend      -         -          -        2.7
                        --------  --------   --------  --------
Net (loss) income  attributable
  to Unisys Corporation
  common shareholders      ($9.6)    $47.8    ($111.0)   ($17.8)
                        ========  ========   ========  ========

(Loss) earnings per common share attributable
  to Unisys Corporation
    Basic                ($  .19)   $  .95    ($ 2.22)  ($  .36)
                        ========  ========   ========  ========
    Diluted              ($  .19)   $  .95    ($ 2.22)  ($  .36)
                        ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                   49,934    50,245     49,894    49,144
  Diluted                 49,934    50,422     49,894    49,144

* Changed to conform with the 2015 presentation.

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
September 30, 2015
------------------
Customer revenue        $739.2                $656.0       $83.2
Intersegment                       ($11.9)       -          11.9
                      --------   --------   --------    --------
Total revenue           $739.2     ($11.9)    $656.0       $95.1
                      ========   ========   ========    ========
Gross profit percent     19.0%                 17.3%       55.0%
                      ========              ========    ========
Operating profit
  percent                 1.2%                  4.8%       20.7%
                      ========              ========    ========
Three Months Ended
September 30, 2014 *
------------------
Customer revenue        $882.5                $711.9      $170.6
Intersegment                        ($9.0)       -           9.0
                      --------   --------   --------    --------
Total revenue           $882.5      ($9.0)    $711.9      $179.6
                      ========   ========   ========    ========
Gross profit percent     26.6%                 18.8%       61.3%
                      ========              ========    ========
Operating profit
  percent                 8.7%                  5.1%       31.1%
                      ========              ========    ========

Nine Months Ended
September 30, 2015
------------------
Customer revenue      $2,225.2              $1,956.5      $268.7
Intersegment                       ($40.6)       0.1        40.5
                      --------   --------   --------    --------
Total revenue         $2,225.2     ($40.6)  $1,956.6      $309.2
                      ========   ========   ========    ========

Gross profit percent     17.2%                 15.7%       49.0%
                      ========              ========    ========
Operating profit
  (loss) percent         (3.2%)                 1.9%       14.2%
                      ========              ========    ========
Nine Months Ended
September 30, 2014 *
------------------
Customer revenue      $2,450.6              $2,097.0      $353.6
Intersegment                       ($22.9)       0.3        22.6
                      --------   --------   --------    --------
Total revenue         $2,450.6     ($22.9)  $2,097.3      $376.2
                      ========   ========   ========    ========

Gross profit percent     21.8%                 17.2%       53.3%
                      ========              ========    ========
Operating profit
  percent                 3.0%                  3.5%       12.4%
                      ========              ========    ========

* Changed to conform with the 2015 presentation.

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                       September 30, December 31,
                                           2015         2014
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $293.1       $494.3
Accounts and notes receivable, net           551.5        619.3
Inventories
   Parts and finished equipment               26.3         22.2
   Work in process and materials              26.2         24.5
Deferred income taxes                         17.2         16.4
Prepaid expense and other
 current assets                              128.1        140.6
                                        ----------   ----------
Total                                      1,042.4      1,317.3
                                        ----------   ----------
Properties                                   994.5      1,059.4
Less accumulated depreciation
  and amortization                           829.9        890.7
                                        ----------   ----------
Properties, net                              164.6        168.7
                                        ----------   ----------
Outsourcing assets, net                      182.3        150.9
Marketable software, net                     140.1        144.1
Prepaid postretirement assets                 45.0         19.9
Deferred income taxes                        143.7        154.6
Goodwill                                     177.3        183.9
Other long-term assets                       202.5        209.3
                                        ----------   ----------
Total                                     $2,097.9     $2,348.7
                                        ==========   ==========
Liabilities and deficit
Current liabilities
Notes payable                                $55.0         $0.0
Current maturities of long-term debt          11.2          1.8
Accounts payable                             221.5        262.5
Deferred revenue                             290.9        348.3
Other accrued liabilities                    339.1        385.1
                                        ----------   ----------
Total                                        917.7        997.7
                                        ----------   ----------
Long-term debt                               244.1        222.2
Long-term postretirement liabilities       2,185.6      2,369.9
Long-term deferred revenue                   119.5        119.5
Other long-term liabilities                   82.3         91.8
Commitments and contingencies
Total deficit                             (1,451.3)    (1,452.4)
                                        ----------   ----------
Total                                     $2,097.9     $2,348.7
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                              Nine Months Ended
                                                 September 30
                                              ------------------
                                                2015       2014
                                              -------    -------
Cash flows from operating activities

Consolidated net loss                         ($104.5)     ($5.4)
Add (deduct) items to reconcile consolidated net loss
 to net cash (used for) provided by operating activities:
Foreign currency transaction loss                 8.0        7.4
Employee stock compensation                       7.9       10.6
Depreciation and amortization of properties      34.1       38.6
Depreciation and amortization of
 outsourcing assets                              41.2       44.5
Amortization of marketable software              50.3       42.5
Other non-cash operating activities               1.8        7.8
Disposals of capital assets                       6.1        1.0
Gain on sale of business                            -       (0.7)
Pension contributions                          (115.6)    (161.3)
Pension expense                                  81.5       55.5
(Increase) decrease in deferred
 income taxes, net                               (2.8)      15.4
Decrease in receivables, net                     11.7       81.2
Increase in inventories                          (7.7)      (6.1)
Decrease in accounts payable
 and other accrued liabilities                 (121.4)     (83.8)
Decrease in other liabilities                    (8.3)     (39.1)
Decrease in other assets                          9.2        7.8
                                              -------    -------
Net cash (used for) provided by
 operating activities                          (108.5)      15.9
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                    2,904.0    4,438.8
 Purchases of investments                    (2,884.2)  (4,422.8)
 Investment in marketable software              (46.8)     (56.1)
 Capital additions of properties                (40.2)     (41.9)
 Capital additions of outsourcing assets        (80.4)     (45.9)
 Other                                            6.1       (1.2)
                                              -------    -------
Net cash used for investing activities         (141.5)    (129.1)
                                              -------    -------
Cash flows from financing activities

 Purchases of common stock                          -      (29.3)
 Payments of long-term debt                      (1.3)         -
 Dividends paid on preferred shares                 -       (4.0)
 Proceeds from exercise of stock options          3.7        3.3
 Proceeds from issuance of long-term debt        31.8          -
 Net proceeds from short-term borrowings         55.0          -
 Financing fees                                   (.2)       (.6)
                                              -------    -------
Net cash provided by (used for)
  financing activities                           89.0      (30.6)
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           (40.2)     (19.5)
                                              -------    -------

Decrease in cash and cash equivalents          (201.2)    (163.3)
Cash and cash equivalents, beginning of
 period                                         494.3      639.8
                                              -------    -------
Cash and cash equivalents, end of period       $293.1     $476.5
                                              =======    =======

                              (1)
                        UNISYS CORPORATION
  RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                          (Unaudited)
              (Millions, except per share data)

                                          Three Months Ended
                                          September 30, 2015
                                          ------------------
GAAP net loss attributable to Unisys
  Corporation common shareholders               ($9.6)

Cost reduction expense, net of tax               16.4

Pension expense, net of tax                      26.6
                                              --------
Non-GAAP net income attributable to
  Unisys Corporation for diluted
  earnings per share                            $33.4
                                              ========

Weighted average shares (thousands)            49,934

Plus incremental shares from
  assumed conversion:
  Employee stock plans                            114
                                              --------
GAAP adjusted weighted average shares          50,048
                                              ========
Diluted earnings per share

GAAP basis
----------
GAAP net loss attributable to
  Unisys Corporation for diluted
  earnings per share                            ($9.6)

Divided by adjusted weighted
  average shares                               49,934

GAAP loss per diluted share                   ($  .19)
                                              ========

Non-GAAP basis
--------------
Non-GAAP net income attributable to
  Unisys Corporation for diluted
  earnings per share                            $33.4

Divided by Non-GAAP adjusted
  weighted average shares                      50,048

Non-GAAP earnings per diluted share            $  .67
                                              ========